PROSPECTUS SUPPLEMENT                                         File No. 333-83374
(To Prospectus Supplement and Prospectus dated April 1, 2002)     Rule 424(b)(3)
Prospectus number:   2234

                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                               Floating Rate Notes

Principal Amount:   $10,000,000        Original Issue Date:     July 2, 2002

CUSIP Number:       59018YNC1          Stated Maturity Date:    July 16, 2007

Interest Calculation:                       Day Count Convention:
---------------------                       ---------------------

|X|   Regular Floating Rate Note            |X|   Actual/360
|_|   Inverse Floating Rate Note            |_|   30/360
        (Fixed Interest Rate):              |_|   Actual/Actual

Interest Rate Basis:
--------------------

|X|   LIBOR                                 |_|   Commercial Paper Rate
|_|   CMT Rate                              |_|   Eleventh District Cost of
|_|   Prime Rate                                  Funds Rate
|_|   Federal Funds Rate                    |_|   CD Rate
|_|   Treasury Rate                         |_|   Other (see attached)

      Designated CMT Page:                        Designated LIBOR Page:
         CMT Telerate Page:                          LIBOR Telerate Page: 3750
         CMT Reuters Page:                           LIBOR Reuters Page:

Index Maturity:          N/A                                    Minimum Interest Rate:   Not Applicable

Spread:                  0.000%                                 Maximum Interest Rate:   Not Applicable

Initial Interest Rate:   Calculated as if the Original Issue    Spread Multiplier:       Not Applicable
                         Date was an interest Reset Date

Interest Reset Dates:    Quarterly, on the 30th of March, June, September and December, commencing on
                         Sept. 30, 2002, subject to modified following business day convention.

Interest Payment Dates:  Quarterly, on the 30th of March, June, September and December, commencing on
                         Sept. 30, 2002, subject to modified following business day convention.

Repayment at the
Option of the Holder:    The Notes cannot be repaid prior to the Stated Maturity Date.

Redemption at the
Option of the Company:   The Notes cannot be redeemed prior to the Stated Maturity Date.

Form:                    The Notes are being issued in fully registered book-entry form.

Trustee:                 JPM Chase Bank

Dated:                   June 12, 2002
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